                                                                    Exhibit 99.2


                           NORTEL NETWORKS CORPORATION

                                 MARCH 31, 2001

     RESTATED US GAAP UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

                           NORTEL NETWORKS CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
              (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                         2001             2000
                                                                   ----------       ----------

Revenues                                                           $    5,751       $    5,817
Cost of revenues                                                        3,893            3,350
                                                                   ----------       ----------

Gross profit                                                            1,858            2,467

Selling, general and administrative expense (excluding
  stock option compensation)                                            1,341            1,131
Research and development expense                                          943              772
In-process research and development expense                                15              623
Amortization of intangibles
  Acquired technology                                                     274              181
  Goodwill                                                              1,592              467
Stock option compensation                                                  34                -
Special charges                                                           355              195
                                                                   ----------       ----------
                                                                       (2,696)            (902)

Equity in net loss of associated companies                                (16)              (3)
Other income - net                                                         97              509
Interest expense
  Long-term debt                                                          (39)             (23)
  Other                                                                   (16)             (16)
                                                                   ----------       ----------
Loss from continuing operations before income taxes                    (2,670)            (435)

Income tax recovery (provision)                                           301             (251)
                                                                   ----------       ----------
Net loss from continuing operations                                    (2,369)            (686)

Net loss from discontinued operations - net of tax                       (226)             (44)
                                                                   ----------       ----------
Net loss before cumulative effect of accounting change                 (2,595)            (730)
                                                                   ----------       ----------

Cumulative effect of accounting change (net of income tax of $9)           15                -
                                                                   ----------       ----------
Net loss                                                           $   (2,580)      $     (730)
                                                                   ==========       ==========

Basic earnings (loss) per common share
  - from continuing operations before accounting change            $    (0.75)      $    (0.24)

  - from discontinued operations                                        (0.07)           (0.02)

  - from cumulative effect of accounting change - net                       -                -
                                                                   ----------       ----------
Basic loss per common share                                        $    (0.82)      $    (0.26)
                                                                   ==========       ==========

Diluted earnings (loss) per common share
  - from continuing operations before accounting change            $    (0.75)      $    (0.24)

  - from discontinued operations                                        (0.07)           (0.02)

  - from cumulative effect of accounting change - net                       -                -
                                                                   ----------       ----------
Diluted loss per common share                                      $    (0.82)      $    (0.26)
                                                                   ==========       ==========

Dividends declared per common share                                $  0.01875       $  0.01875



            See notes to unaudited consolidated financial statements.

                           NORTEL NETWORKS CORPORATION
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                           (MILLIONS OF U.S. DOLLARS)


                                                                                 MARCH 31,       DECEMBER 31,
                                                                                      2001               2000
                                                                               -----------       ------------

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                                      $   1,772          $   1,644
  Accounts receivable (less provisions of - $348 at March 31, 2001;
    $363 at December 31, 2000)                                                       6,709              7,275
  Inventories                                                                        3,609              3,827
  Income taxes receivable                                                              148                  -
  Deferred income taxes - net                                                          698                644
  Other current assets                                                               1,317              1,618
  Current assets of discontinued operations                                          1,467              1,522
                                                                                 ---------          ---------
TOTAL CURRENT ASSETS                                                                15,720             16,530

Long-term receivables (less provisions of - $414 at March 31, 2001;
  $383 at December 31, 2000)                                                         1,104              1,117
Investments at cost and associated companies at equity                                 621                773
Plant and equipment - net                                                            3,660              3,357
Intangible assets - net                                                             18,920             17,958
Deferred income taxes - net                                                            316                283
Other assets                                                                           816                556
Long-term assets of discontinued operations                                          1,443              1,606
                                                                                 ---------          ---------
TOTAL ASSETS                                                                     $  42,600          $  42,180
                                                                                 =========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable                                                                  $     684          $     315
  Trade and other accounts payable                                                   2,117              3,005
  Payroll and benefit-related liabilities                                              741                916
  Other accrued liabilities                                                          3,691              3,885
  Income taxes payable                                                                   -                306
  Long-term debt due within one year                                                   458                445
  Current liabilities of discontinued operations                                       205                186
                                                                                 ---------          ---------
TOTAL CURRENT LIABILITIES                                                            7,896              9,058

Deferred income                                                                         98                 93
Long-term debt                                                                       2,633              1,178
Deferred income taxes - net                                                            836                874
Other liabilities                                                                    1,031              1,024
Minority interest in subsidiary companies                                              757                770
Long-term liabilities of discontinued operations                                        57                 74
                                                                                 ---------          ---------
                                                                                    13,308             13,071
                                                                                 ---------          ---------

CONTINGENCIES (NOTE 14)

SHAREHOLDERS' EQUITY
Common shares, without par value - Authorized shares:
  unlimited; Issued and outstanding shares:
  3,190,849,938 at March 31, 2001 and 3,095,772,260 at December 31, 2000            32,447             29,141
Additional paid-in capital                                                           3,507              3,636
Deferred stock option compensation                                                    (365)              (413)
Deficit                                                                             (5,366)            (2,726)
Accumulated other comprehensive loss                                                  (931)              (529)
                                                                                 ---------          ---------
TOTAL SHAREHOLDERS' EQUITY                                                          29,292             29,109
                                                                                 ---------          ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $  42,600          $  42,180
                                                                                 =========          =========


            See notes to unaudited consolidated financial statements.

                           NORTEL NETWORKS CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (MILLIONS OF U.S. DOLLARS)

                                                                                                     THREE MONTHS ENDED
                                                                                                         MARCH 31,

                                                                                                     2001             2000
                                                                                                ---------        ---------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES

  Net loss from continuing operations                                                            $ (2,369)         $  (686)
  Adjustments to reconcile net loss from continuing operations to net cash used in operating activities, net of effects from acquisitions of businesses:
      Amortization and depreciation                                                                 2,064              822
      In-process research and development expense                                                      15              623
      Equity in net loss of associated companies                                                       16                3
      Stock option compensation                                                                        34                -
      Tax benefit from stock options                                                                   33              166
      Deferred income taxes                                                                          (135)              95
      Other liabilities                                                                               (19)              48
      Gain on sale of investments                                                                     (24)            (513)
      Other - net                                                                                     (17)             342
      Change in operating assets and liabilities:
        Accounts receivable                                                                           924               (7)
        Inventories                                                                                   220             (406)
        Income taxes                                                                                 (454)            (330)
        Accounts payable and accrued liabilities                                                   (1,167)            (415)
        Other operating assets and liabilities                                                         (2)            (128)
                                                                                                ---------        ---------
Net cash used in operating activities of continuing operations                                       (881)            (386)
                                                                                                ---------        ---------

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
  Expenditures for plant and equipment                                                               (563)            (308)
  Proceeds on disposals of plant and equipment                                                          -               13
  Increase in long-term receivables                                                                  (389)            (281)
  Decrease in long-term receivables                                                                    49              409
  Acquisitions of investments and businesses - net of cash acquired                                   (23)              29
  Proceeds on sale of investments                                                                      44              661
                                                                                                ---------        ---------
Net cash from (used in) investing activities of continuing operations                                (882)             523
                                                                                                ---------        ---------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
  Dividends on common shares                                                                          (60)             (53)
  Increase in notes payable                                                                           582               20
  Decrease in notes payable                                                                          (207)             (21)
  Proceeds from long-term debt                                                                      1,505               29
  Repayments of long-term debt                                                                        (37)             (25)
  Increase (decrease) in capital leases payable                                                        (9)              22
  Issuance of common shares                                                                           102              183
                                                                                                ---------        ---------
  Net cash from financing activities of continuing operations                                       1,876              155
                                                                                                ---------        ---------
  Effect of foreign exchange rate changes on cash and cash equivalents                                (15)             (10)
  Net cash from continuing operations                                                                  98              282
  Net cash from (used in) discontinued operations                                                      30             (375)
                                                                                                ---------        ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                  128              (93)
                                                                                                ---------        ---------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD - NET                                              1,644            2,153
                                                                                                ---------        ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD - NET                                                 $  1,772         $  2,060
                                                                                                =========        =========



            See notes to unaudited consolidated financial statements.

                           NORTEL NETWORKS CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
               (MILLIONS OF U.S. DOLLARS, UNLESS OTHERWISE STATED)

1.   NORTEL NETWORKS CORPORATION

     Effective May 1, 2000, a newly formed Canadian corporation ("New Nortel"; also referred to herein as the "Company") and the corporation previously known as Nortel Networks Corporation ("Old Nortel") participated in a Canadian court-approved plan of arrangement (the "Arrangement") with BCE Inc. ("BCE"). As a result of the Arrangement: Old Nortel and its subsidiaries became direct and indirect subsidiaries, respectively, of New Nortel; New Nortel assumed the name "Nortel Networks Corporation"; New Nortel's common shares began to trade publicly on the New York and Toronto stock exchanges under the symbol "NT"; Old Nortel was renamed "Nortel Networks Limited"; and 100 percent of Old Nortel's common shares were acquired by New Nortel and ceased to be publicly traded. All of the business and operations conducted by Old Nortel and its subsidiaries immediately prior to the effective date of the Arrangement continued to be conducted by Old Nortel and its subsidiaries as subsidiaries of New Nortel immediately after the Arrangement.

     In addition, as part of the Arrangement, New Nortel implemented a two-for-one stock split with respect to its common shares (the "New Nortel Stock Split"). The record date for determining Old Nortel and BCE shareholders entitled to receive certificates representing New Nortel common shares issuable in the Arrangement, on a post-split basis, was May 5, 2000.

     The accompanying unaudited Consolidated Financial Statements and notes thereto relate to the operations of the Company and its subsidiary companies (collectively, "Nortel Networks").

2.   BASIS OF PRESENTATION

     The accompanying unaudited Consolidated Financial Statements of the Company have been prepared in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "SEC") for the preparation of interim financial information. Accordingly, they do not include all information and notes as required by United States generally accepted accounting principles ("GAAP") in the preparation of annual consolidated financial statements. The accounting policies used in the preparation of the accompanying unaudited Consolidated Financial Statements are as those described in the Company's audited Consolidated Financial Statements and notes thereto prepared in accordance with GAAP for the year ended December 31, 2000, restated for discontinued operations, and included in the Company's Current Report on Form 8-K, filed with the SEC on August 8, 2001 (the "2001 Form 8-K"). Although the Company is headquartered in Canada, the accompanying unaudited Consolidated Financial Statements are expressed in United States dollars as the greater part of the Company's financial results and net assets are denominated in United States dollars.

     As described in note 4, on June 14, 2001, the Company's Board of Directors approved a plan to discontinue Nortel Networks access solutions operations. As a result of this decision, the accompanying unaudited Consolidated Financial Statements and notes thereto have been restated to present the results of Nortel Networks access solutions operations as discontinued operations.

     In the opinion of management, all adjustments necessary to effect a fair statement of the results for the periods presented have been made and all such adjustments are of a normal recurring nature. The financial results for the three months ended March 31, 2001, are not necessarily indicative of financial results for the full year. The accompanying unaudited Consolidated Financial Statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and the 2001 Form 8-K.

     The preparation of the Company's consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for items and matters such as long-term contracts, allowance for uncollectible accounts receivable, inventory obsolescence, product warranty, amortization, asset valuations, employee benefits, taxes, restructuring and other provisions, in-process research and development, and contingencies.

     Except as noted below, Old Nortel's comparative consolidated interim and annual financial statements, and its financial results for the period January 1, 2000 to May 1, 2000, represent the financial position, results of operations and cash flows of New Nortel as if Old Nortel and New Nortel had historically been the same entity.

     The preferred shares and debt securities of Old Nortel outstanding immediately prior to the Arrangement remained outstanding and continued to be obligations of Old Nortel immediately after the Arrangement. As a result, certain of New Nortel's consolidated financial statements items, including comparative figures, have been reclassified to reflect the impact of the Arrangement on New Nortel and the ongoing equity interest of the Old Nortel preferred shareholders. The impact of the Arrangement on the consolidated balance sheets of New Nortel was the reclassification of the outstanding Class A Series 4, 5 and 7 preferred shares of Old Nortel from shareholders' equity to minority interest in subsidiary companies. The impact of the Arrangement on the consolidated statements of operations of New Nortel was the reclassification of the dividends on preferred shares to other income - net to reflect the dividend distribution on the outstanding preferred shares to the Old Nortel preferred shareholders.

     All references to loss per common share from continuing operations, loss per common share from discontinued operations, dividends declared per common share, weighted average number of common shares outstanding, and common shares issued and outstanding, have been restated to reflect the impact of the New Nortel Stock Split.

3.   ACCOUNTING CHANGE - DERIVATIVE FINANCIAL INSTRUMENTS

     Effective January 1, 2001, Nortel Networks adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and the corresponding amendments under SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of SFAS No. 133" ("SFAS 138"). SFAS 133 requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. If the derivative is designated as a fair value hedge, changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in net earnings (loss). If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income (loss) ("OCI") and are recognized in net earnings (loss) when the hedged item affects net earnings (loss). Ineffective portions of changes in the fair value of cash flow hedges are recognized in net earnings (loss). If the derivative used in an economic hedging relationship is not designated in an accounting hedging relationship, changes in the fair value of the derivative are recognized in net earnings (loss).

     The adoption of SFAS 133 resulted in a cumulative decrease to net loss of $15 (pre-tax $24) and a charge to OCI of $7 (pre-tax $11). The decrease in net loss is primarily attributable to embedded derivatives. The charge to OCI is primarily attributable to the effective portion of option and forward contracts related to the Canadian dollar hedge program that are designated as cash flow hedges.

     Nortel Networks net earnings (loss) and cash flows may be negatively impacted by fluctuating interest rates, foreign exchange rates, and equity prices. To effectively manage these market risks, Nortel Networks enters into foreign currency forward, foreign currency swap, foreign currency option contracts, interest rate swaps, and equity forward contracts.

     Foreign Currency Risk

     Nortel Networks enters into option contracts to limit its exposure to exchange fluctuations on future revenue or expenditure streams, and forward contracts, which are denominated in various currencies, to limit its exposure to exchange fluctuations on existing assets and liabilities and on future revenue or expenditure streams. Principal currencies hedged include the Canadian dollar, British pound, and Euro. Option and forward contracts used to hedge future revenue or expenditure streams are designated as cash flow hedges and hedge these exposures out to a maximum of 24 months. Forward contracts used to hedge foreign exchange exposure on existing assets and liabilities are designated as fair value hedges. Option and forward contracts not designated as hedging instruments under SFAS

     133 are also used to economically hedge the impact of fluctuations in exchange rates on existing assets and liabilities and on future revenue and expenditure streams.

     Interest Rate Risk

     Nortel Networks enters into interest rate swap contracts to minimize financing costs on long-term debt and to manage interest rate risk on existing liabilities and receivables due to interest rate fluctuations. The contracts swap floating interest rate payments to fixed interest rate payments or vice versa. Contracts that are used to swap fixed interest rates to floating interest rates are designated as fair value hedges. Nortel Networks also enters into United States to Canadian dollar cross currency swap contracts, which are not designated as hedging instruments, to limit its exposure to foreign currency fluctuations on the non-cumulative preferential cash dividends with respect to the outstanding Non-cumulative Redeemable Class A Preferred Shares Series 7 of Old Nortel.

     Other Derivatives

     Nortel Networks may invest in warrants to purchase securities of other companies as a strategic investment. Warrants that relate to publicly traded companies or that can be net share settled are deemed derivative financial instruments under SFAS 133. Such warrants are generally not eligible to be designated as hedging instruments as there is no corresponding underlying exposure. In addition, Nortel Networks may enter into certain commercial contracts containing derivative financial instruments.

     For option contracts designated either as fair value or cash flow hedges, changes in the time value are excluded from the assessment of hedge effectiveness. Hedge ineffectiveness, determined in accordance with SFAS 133, had no material impact on the net loss for the three months ended March 31, 2001. No material fair value hedges or cash flow hedges were derecognized or discontinued for the three months ended March 31, 2001.

     Selling, general and administrative expenses for the three months ended March 31, 2001 included a net gain of $38, primarily related to changes in the fair value of derivative instruments not designated as hedging instruments.

     Derivative gains and losses included in OCI are reclassified into earnings
     (loss) at the time the underlying transaction is recognized. During the three months ended March 31, 2001, $5 of net derivative losses were reclassified to selling, general and administrative expense. Nortel Networks estimates that $25 of net derivative losses included in OCI will be reclassified into earnings (loss) within the next twelve months.

4.   DISCONTINUED OPERATIONS

     On June 14, 2001, the Company's Board of Directors approved a plan to discontinue Nortel Networks access solutions operations consisting of all of Nortel Networks narrowband and broadband solutions, including copper, cable, and fixed wireless solutions, as well as Nortel Networks current consolidated membership interest in Arris Interactive LLC and equity investment in Elastic Networks Inc. Also affected by the decision are Nortel Networks prior acquisitions of Sonoma Systems ("Sonoma"), Promatory Communications, Inc., Aptis Communications, Inc., and Broadband Networks Inc. Nortel Networks is currently working to dispose of or transition the ownership of certain operations. Any operations not disposed of or so transitioned are expected to be closed. This plan is expected to be completed over the next twelve months.

     Pursuant to Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," the accompanying unaudited Consolidated Financial Statements and notes thereto of the Company have been restated to reflect the decision to discontinue Nortel Networks access solutions operations for all periods presented. Accordingly, the revenues, costs and expenses, assets and liabilities, and cash flows of Nortel Networks access solutions operations have been segregated in the accompanying unaudited Consolidated Statements of Operations, Consolidated Balance Sheets, and Consolidated Statements of Cash Flows, and are reported as "Discontinued Operations".

     The results of discontinued operations for the three months ended March 31, 2001 and 2000, presented in the accompanying unaudited Consolidated Statements of Operations, were as follows:

                                                                                               2001              2000
                                                                                          ---------          --------
     Revenues                                                                              $    426           $   505

     Net loss from discontinued operations - net (a)                                       $   (226)          $   (44)

     (a) Net of tax recovery of $65 and tax provision of $5 for the three months ended March 31, 2001 and 2000, respectively.

     The assets and liabilities of discontinued operations, presented in the accompanying unaudited Consolidated Balance Sheets, were as follows as at:

                                                                                          MARCH 31,      DECEMBER 31,
                                                                                               2001              2000
                                                                                          ---------      ------------

     Accounts receivable - net                                                             $    811          $    923
     Inventories                                                                                556               509
     Other current assets                                                                       100                90
                                                                                           --------          --------
     Total current assets of discontinued operations                                          1,467             1,522

     Intangibles - net                                                                          880             1,008
     Other long-term assets                                                                     563               598
                                                                                           --------          --------
     Total assets of discontinued operations                                               $  2,910          $  3,128
                                                                                           ========          ========
     Current liabilities                                                                   $    205          $    186
     Long-term liabilities                                                                       57                74
                                                                                           --------          --------
     Total liabilities of discontinued operations                                          $    262          $    260
                                                                                           ========          ========



     The net cash from (used in) discontinued operations for the three months ended March 31, 2001 and 2000, presented in the accompanying unaudited Consolidated Statements of Cash Flows, were as follows:

                                                                                               2001              2000
                                                                                           --------          --------

     CASH FLOWS FROM (USED IN) DISCONTINUED OPERATIONS
       Operating activities                                                                 $    18          $   (229)
       Investing activities                                                                      12              (146)
                                                                                            -------          --------
     Net cash from (used in) discontinued operations                                        $    30          $   (375)
                                                                                            =======          ========


5.   SEGMENTED INFORMATION

     General description

     Nortel Networks customers, markets, and solutions continue to evolve. As a result, the specific customer groups identified within our previous Service Provider and Carrier segment and Enterprise segment have now merged or become uniform. In response to this change, Nortel Networks has changed the way it manages its business to reflect a focus on providing seamless networking solutions and service capabilities to its customers. Consequently, financial information by segment and customer solution has been restated and reported on a new basis commencing in the period ended March 31, 2001.

     Nortel Networks operations include two reportable operating segments: the Network Infrastructure segment ("Network Infrastructure"); and the Photonics Components segment ("Photonics Components"). Network Infrastructure consists of all networking solutions and includes optical inter-city transmission products, metropolitan optical transmission products, core Internet Protocol networking solutions (including packet and circuit switching), eBusiness and service solutions, and applications solutions and services for wireless networks. These networking solutions are used by service provider, carrier, and enterprise customers, including incumbent and competitive local exchange carriers, interexchange carriers, global carriers, wireless network providers, Internet service providers, application service providers, resellers, public utilities, cable television companies, large enterprises and their branch offices, small businesses, and home offices, as well as government, education, and utility organizations. Photonics Components consists of the optical and electronic component design and manufacturing operations for incorporation into Nortel Networks own products and for sale to other networking systems manufacturers and includes active and passive optical components, lasers and filters, transmitters and receivers, modules and subsystems, pump-laser chips, and microelectronics devices.

     "Other" represents operating segments and business activities which include certain customer premises-based voice and data networking solutions, global professional services, and civil works and original equipment manufacturer offerings. None of these operating segments or business activities meet the criteria to be disclosed as reportable segments.

     As described in note 4, Nortel Networks has reclassified the results of operations of its access solutions operations as discontinued operations. These operations were previously included as a separate operating segment within Other. The segment data included below has been restated to exclude amounts related to the operations of the access solutions operating segment.

     The Company's President and Chief Executive Officer ("CEO") has been identified as the chief operating decision maker in assessing the performance of the segments and the allocation of resources to the segments. The CEO relies on the information derived directly from Nortel Networks management reporting system which provides revenue and gross profit information by segment. The CEO reviews selling, general and administrative expense, research and development expense, and the costs associated with acquisitions on a total Nortel Networks basis. Therefore, Nortel Networks does not allocate these costs to the segments as the CEO does not use this information to either assess the performance of or allocate resources to the segments. In addition, the CEO does not review asset information on a segmented basis. Intersegment sales are based on fair market values. All intersegment profit, including any unrealized profit on ending inventories, is eliminated on consolidation. The accounting policies of the segments are the same as those described in note 2 of the 2001 Form 8-K.

     Segments

     The following tables set forth information by segments for the three months ended March 31:

                                                                                              2001              2000
                                                                                         ---------         ---------
     REVENUES

     Network Infrastructure                                                              $   4,561         $   4,620
     Photonics Components                                                                      315               402
     Other                                                                                   1,085             1,106
     Intersegment sales elimination                                                           (210)             (311)
                                                                                         ---------         ---------
     Total                                                                               $   5,751         $   5,817
                                                                                         =========         =========

     GROSS PROFIT
     Network Infrastructure                                                              $   1,531         $   2,052
     Photonics Components                                                                       71               128
     Other                                                                                     262               297
     Intersegment inventory unrealized profit elimination - net                                 (6)              (10)
                                                                                         ---------         ---------
     Total                                                                               $   1,858         $   2,467
                                                                                         =========         =========

     GROSS MARGIN
     Network Infrastructure                                                                   33.6%             44.4%
     Photonics Components                                                                     22.5%             31.8%
     Other                                                                                    24.1%             26.9%
     Nortel Networks                                                                          32.3%             42.4%




     Customer solutions revenues

     The following table sets forth external revenues by customer solutions for the three months ended March 31:

                                                                                             2001               2000
                                                                                        ---------          ---------

     Optical inter-city                                                                 $     992          $   1,424
     Local internet                                                                         2,104              2,134
     Wireless internet                                                                      1,465              1,062
     Other (a)                                                                              1,190              1,197
                                                                                        ---------          ---------
     Total                                                                              $   5,751          $   5,817
                                                                                        =========          =========



     (a) Other includes the external customer solutions revenue of $105 and $91 of the Photonics Components segment for the three months ended March 31, 2001 and 2000, respectively.

     Geographic information

     The following table sets forth external revenues by geographic regions for the three months ended March 31:

                                                                                              2001              2000
                                                                                         ---------         ---------
     EXTERNAL REVENUES (a)
     United States                                                                       $   2,845         $   3,629
     Canada                                                                                    307               289
     Other countries                                                                         2,599             1,899
                                                                                         ---------         ---------
     Total                                                                               $   5,751         $   5,817
                                                                                         =========         =========


     (a) Revenues are attributable to geographic regions based on the location of the customer.

     The following table sets forth long-lived assets by geographic regions as at:

                                                                                         MARCH 31,      DECEMBER 31,
                                                                                              2001              2000
                                                                                         ---------      ------------
     LONG-LIVED ASSETS (a)
     United States                                                                       $  16,831         $  18,320
     Switzerland                                                                             2,759                 -
     Canada                                                                                  1,721             1,641
     Other countries                                                                         1,269             1,354
                                                                                         ---------         ---------
     Total                                                                               $  22,580         $  21,315
                                                                                         =========         =========



     (a) Represents plant and equipment - net and intangible assets - net that are identified with each geographic region.

6.   EARNINGS (LOSS) PER COMMON SHARE

     Basic earnings (loss) per common share was calculated by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per common share was calculated by dividing the net earnings by the diluted weighted average number of common shares outstanding during the period. As a result of the net losses for the three months ended March 31, 2001 and 2000, the effect of converting options and redeemable preferred shares was antidilutive.

     The following table details the weighted average number of common shares outstanding for the three months ended March 31:

     (in millions of shares)                                                                  2001              2000
     -----------------------                                                             ---------         ---------
     Weighted average number of common shares
       outstanding - basic                                                                   3,146             2,811
     Weighted-average effect of dilutive securities:
       Employee stock options                                                                   86               156
     Weighted average number of common shares                                            ---------         ---------
       outstanding - diluted                                                                 3,232             2,967
                                                                                         =========         =========


7.   ACQUISITIONS

     The following table sets out certain information as at March 31, 2001 related to the acquisition completed by the Company during the three months ended March 31, 2001. The acquisition was accounted for using the purchase method. The accompanying unaudited Consolidated Financial Statements include the operating results of the business from the date of acquisition.

                                                                     ACQUIRED                           NET TANGIBLE
     CLOSING DATE                PURCHASE          GOODWILL         TECHNOLOGY           IPR&D             ASSETS
     & ACQUISITION                 PRICE           (---amortization period---)                         (LIABILITIES)
     -------------                 -----           ---------------------------         --------        -------------
     February 13
     980 NPLC Business (i)        $ 2,818          $ 2,417            $ 402               $ 15             $ (16)
                                                  (4 years)         (3 years)

     Form of initial consideration and other

     (i) JDS Uniphase Corporation's Zurich, Switzerland-based subsidiary, as well as related assets in Poughkeepsie, New York (the "980 NPLC Business"), was a designer and manufacturer of strategic 980 nanometer pump-laser chips. In connection with the acquisition, the Company issued approximately 65.7 million common shares. The purchase price includes $500 of deferred consideration which is payable after December 31, 2003 in common shares of the Company. The actual number of common shares to be transferred to satisfy the $500 of deferred consideration will be between 10.9 million and 16.4 million depending on the Company's common share price at that date. The minimum number of common shares are considered issued and outstanding for financial reporting purposes. The calculated number of common shares to be transferred is subject to reduction to the extent that Nortel Networks meets certain purchase commitments from JDS Uniphase Corporation by that date. The purchase price allocation noted above is preliminary and is based on Nortel Networks estimate pending the completion of independent appraisals.

     Contingent consideration

     In certain acquisition transactions, Nortel Networks has agreed to additional purchase consideration to be paid upon the achievement of specific objectives by the acquired business. The achievement of these objectives results in an increase in the purchase price of the acquired business for consideration subsequent to the purchase date, and a corresponding increase to the goodwill recorded on the acquisition. The maximum contingent consideration was fixed as at the date of acquisition.

     As at March 31, 2001, approximately $104 of the remaining $208 of contingent consideration available to the former shareholders and option holders of CoreTek, Inc. ("CoreTek") had been earned upon the achievement of business performance objectives during the three months ended March 31, 2001, and has been included as an increase to goodwill.

     In-process research and development

     A brief description of the in-process research and development ("IPR&D") projects in process or completed during the three months ended March 31, 2001, including an estimated percentage-of-completion of products within each project at their respective acquisition dates, is set forth in the table below:


                                                                     ESTIMATED         EXPECTED
     YEAR &                                                         PERCENTAGE         COST TO          DISCOUNT
     ACQUISITION           IPR&D PROJECT                             COMPLETE          COMPLETE           RATE
     -----------           -------------                            ----------         --------         --------
     2001
     980 NPLC              G08 980 nanometer pump-laser chip            10%             $  10              25%
     Business

                    980 nanometer pump-laser chips are a critical component used in optical assemblies and are a key part of optical systems. The project is expected to be completed and to begin contributing to consolidated revenues by the end of the first quarter of 2003.


     2000
     Sonoma                Integrator Version 5.0                       86%             $ 0.2              19%
     Systems (a)

                    Integrator is a Broadband Integrated Integral Access Device that allows service providers to deliver integrated voice and data services over their existing asynchronous transfer mode infrastructure. Integrator provides business-class Internet access, Frame Relay, high speed local area network services, and video and digital voice services. Nortel Networks has revised its original estimates and now expects that the project will be completed and will begin contributing to consolidated revenues by the end of the second quarter of 2001.

                                                                            ESTIMATED         EXPECTED
     YEAR &                                                                PERCENTAGE         COST TO         DISCOUNT
     ACQUISITION           IPR&D PROJECT                                    COMPLETE          COMPLETE          RATE
     -----------           -------------                                   ----------        ---------       ---------
     2000
     Alteon                Web Switches and Traffic Management                N/A               $ 1.1           40%
     WebSystems, Inc.      Software
     ("Alteon")

                    Web switches come in both stackable and modular forms and provide integrated traffic control services, such as load balancing, filtering, and bandwidth management, within a high performance Layer 4-7 switching platform. The project was completed in the first quarter of 2001 and is expected to begin contributing to consolidated revenues in the second quarter of 2001.

                    For purposes of determining the value of the IPR&D associated with this project, the discount rate used was adjusted upwards to factor in the level of completion of the IPR&D project.


     EPiCON, Inc.          ALTiS Version 4.x                                  45%               $ 1.5           35%


                    ALTiS is a software management and deployment platform that can be used by both application service providers and enterprise information technology departments to manage the deployment, installation and use of remote applications on remote Windows PCs. Nortel Networks has revised its original estimates and now expects that the project will be completed and will begin contributing to consolidated revenues by the end of the third quarter of 2001.


     Architel Systems      Order Management System ("OMS")                     7%               $ 0.5           19%
     Corporation           version 1.7


                    OMS is a software system that reduces service delivery times, operating costs, and time to market for new services by automating the network and service provisioning processes. The project was completed and began contributing to consolidated revenues in the first quarter of 2001.

     CoreTek               Gain Tilt Monitor ("GTM")                          81%               $ 1.6           23%


                    The GTM is a low-end wavelength monitor solution that provides a measure of relative power accuracy per channel in Dense Wavelength Division Multiplexing systems. The GTM was specifically designed to be used in every long-haul line amplifier. The project was subsequently merged with another ongoing development project and is expected to be completed and to begin contributing to consolidated revenues in the second quarter of 2001.

                     Optical Performance Monitor ("OPM")               75%               $ 2.4           23%

                    The OPM is a high-end wavelength monitor. The OPM is designed to meet specifications provided by certain key telecommunication service providers. Nortel Networks has revised its original estimates and now expects that the project will be completed and will begin contributing to consolidated revenues by the end of the second quarter of 2001.

                                                     ESTIMATED   EXPECTED
     YEAR &                                          PERCENTAGE  COST TO     DISCOUNT
     ACQUISITION        IPR&D PROJECT                 COMPLETE   COMPLETE      RATE
     -----------        -------------                ----------  --------    --------
                        Laser Locker Card ("LLC")       65%        $ 4.2       23%

                   The LLC is a tunable laser configuration with an optical feedback loop for wavelength locking. The LLC uses a differential etalon approach that outputs a comparative signal into a closed feedback loop for tuning and locking the laser. The project was subsequently merged with another ongoing development project and Nortel Networks has revised its original estimates and now expects that the project will be completed and will begin contributing to consolidated revenues by the end of the fourth quarter of 2001.


     Xros, Inc.         X-1000                          65%        $ 8.8       22%
     ("Xros")

                   The X-1000 is an all-optical cross-connect system for fiber-optic networks. The project is expected to be completed and to begin contributing to consolidated revenues in the second half of 2001.

     Qtera Corporation  Photonic Networking Systems     56%        $ 15.8      22%
     ("Qtera")

                   Photonic Networking Systems are ultra-long-reach optical networking systems. These systems allow for scalable optical Internet capabilities, which enable high performance, rapid wavelength provisioning and restoration, and low cost survivable bandwidth. The project was completed in the first quarter of 2001 and is expected to begin contributing to consolidated revenues in the second quarter of 2001.

     (a) As described in note 4, the acquisition of Sonoma is included in discontinued operations.

     In order for Nortel Networks to succeed in the highly competitive and rapidly changing marketplace in which it operates, acquired assets must be integrated quickly into its customer solutions as enhancements of existing technology or as part of a larger platform. It is Nortel Networks normal practice to begin the integration of all acquired businesses (including management responsibilities, financial reporting, and human resources) immediately following the closing of the transaction. As such, Nortel Networks does not specifically track revenues generated from completed IPR&D projects of acquired businesses subsequent to the closing and integration of acquisitions. While Nortel Networks believes that all of the development projects will be successfully completed, failure of any of these projects to achieve technological feasibility, and/or any variance from forecasted results, may result in a material adverse effect on the business, results of operations and financial condition of Nortel Networks.

8.   SPECIAL CHARGES AND ONE-TIME COSTS

     Special charges for the three months ended March 31, 2001, were as follows:

                                                                        CUMULATIVE DRAWDOWNS
                                                                       ---------------------       PROVISION
                                                           SPECIAL       CASH       NON-CASH     BALANCE AS AT
                                                           CHARGES     PAYMENTS     CHARGES      MARCH 31, 2001
                                                           -------     --------     --------     --------------
     Workforce reduction                                   $   247       $   92      $     -        $    155
     Contract settlement and lease costs                        20            -            -              20
     Intangible asset write-off                                 64            -           64               -
     Other                                                      24            1            -              23
                                                           -------      -------      -------        --------
                                                           $   355       $   93      $    64        $    198
                                                           =======      =======      =======        ========



     2001

     For the three months ended March 31, 2001, Nortel Networks recorded special charges of $355 related to restructuring and other costs associated with its initiatives that began in 2000 to optimize profitability and drive efficiencies in its business by streamlining operations and activities that are not aligned with its core markets and leadership strategies. In addition, Nortel Networks continued with the outsourcing of the Information Services function that began in the fourth quarter of 2000.

     Workforce reduction charges of $247 related to the cost of severance and related benefits for the termination of approximately 8,100 employees in connection with the above noted restructuring activities. The termination of the 8,100 employees was primarily in North America and the United Kingdom and across all of Nortel Networks operating segments. As at March 31, 2001, the provision balance has been drawn down by cash payments of $92 resulting in an ending provision balance of $155. The remaining provision is expected to be substantially drawn down by the third quarter of 2001.

     Non-severance charges of $34 in connection with the above noted restructuring activities included a charge of $20 for obligations under contractual agreements within Network Infrastructure and Other and a charge of $14 related to various items within Network Infrastructure. The provision of $34 at March 31, 2001 is expected to be substantially drawn down by the third quarter of 2001.

     The intangible asset write-off of $64 was the remaining net book value of goodwill recorded on the prior acquisition of MICOM Communications Corp. As part of Nortel Networks current initiative to strategically realign resources, Nortel Networks has made the decision to exit the technologies associated with this prior acquisition completely.

     When events and circumstances warrant a review, Nortel Networks evaluates the carrying value of goodwill and long-lived assets to be held and used in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In light of the current business environment, uncertain performance outlook, and adjustment of technology market valuations, Nortel Networks is engaged in an evaluation of its long-lived assets.

     A charge of $10 included in other was recorded in connection with the outsourcing of certain Information Services functions, of which $6 related to workforce reduction and $4 related to contract settlement and lease costs. As at March 31, 2001, the provision balance has been drawn down by cash payments of $1 resulting in an ending provision balance of $9. The remaining provision is expected to be substantially drawn down by the fourth quarter of 2001.

     2000

     In the year ended December 31, 2000, Nortel Networks recorded special charges aggregating to $267 related to restructuring and other charges, and one-time costs of $2.

     Restructuring activities involved the implementation of Nortel Networks initiative to strategically realign resources into high growth areas of the business in response to shifts in customers' needs and transitions from older to newer technologies across Nortel Networks product portfolio, and the outsourcing of certain Information Services functions.

     Workforce reduction charges of $130 primarily represented the cost of severance and related benefits for the termination of approximately 4,000 employees in the above noted restructuring activities.

     Other charges of $137 primarily represented a reduction of the goodwill related to Matra Nortel Communications S.A.S. and the provision had been completely drawn down as at December 31, 2000.

     The opening provision balance of $48, related to the above workforce reductions, has been completely drawn down, resulting in a provision balance of nil as at March 31, 2001.

     1999

     In the year ended December 31, 1999, Nortel Networks recorded special charges aggregating to $125 related to restructuring costs and one-time costs of $49.

     Restructuring activities involved Nortel Networks exit of certain operations, realigning of resources into growth areas in response to industry shifts, as well as to create efficiencies within Network Infrastructure and certain business activities within Other and the streamlining of Network Infrastructure manufacturing operations. Nortel Networks also restructured, for purposes of outsourcing, its corporate processes including a portion of its payroll, accounts payable, training, and resourcing functions.

     Workforce reduction charges of $81 primarily represented the cost of severance and related benefits for the termination of approximately 1,850 employees in the above noted restructuring activities.

     Other charges of $44 primarily represented a write down of equipment and contract settlement and lease costs. The provision had been completely drawn down as at December 31, 2000.

     The opening provision balance of $28 related to the employees identified in the strategic resource realignment initiatives described above has been drawn down by $17, resulting in a provision balance of $11 as at March 31, 2001. The remaining provision is expected to be drawn down by the second quarter of 2001.

9.   LONG-TERM DEBT

     On February 8, 2001, Nortel Networks Limited, a subsidiary of the Company, completed an offering of $1,500 of 6.125 percent notes which mature on February 15, 2006 (the "Notes"). The Notes will pay interest on a semi-annual basis on February 15 and August 15, beginning on August 15, 2001. The Notes are redeemable, at any time at Nortel Networks Limited's option, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest and a make-whole premium.

10.  INCOME TAXES

     Nortel Networks effective tax rate from continuing operations, excluding the impact of Acquisition Related Costs (IPR&D expense and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998), stock option compensation, and where applicable certain of the one-time gains and charges, for the three months ended March 31, 2001 and 2000 was 32.0 percent and 33.0 percent, respectively. The change in Nortel Networks effective tax rate was primarily due to the change in Nortel Networks geographic mix of earnings.

     Global investment tax credits of $36 and $39 for the three months ended March 31, 2001 and 2000, respectively, have been applied against the income tax provision.

11.  INVENTORIES

     The following table sets forth inventories as at:

                                                                                         MARCH 31,      DECEMBER 31,
                                                                                              2001              2000
                                                                                        ----------      ------------

     Raw materials                                                                       $     913         $     682
     Work in process                                                                           802               853
     Finished goods                                                                          1,894             2,292
                                                                                         ---------         ---------
     Inventories                                                                         $   3,609         $   3,827
                                                                                         =========         =========



12.  CONSOLIDATED STATEMENTS OF CASH FLOWS

     The following table sets forth interest and income taxes paid for the three months ended March 31:

                                                                                              2001              2000
                                                                                          --------          --------

     Interest paid                                                                        $     32          $     28
     Income taxes paid                                                                    $    191          $    308


13.  COMPREHENSIVE LOSS

     The components of comprehensive loss, net of tax, were as follows for the three months ended March 31:

                                                                                              2001              2000
                                                                                        ----------          --------
     Net loss                                                                            $  (2,580)         $   (730)
     Other comprehensive income (loss):
       Change in foreign currency translation adjustment (a)                                  (292)              (21)
       Unrealized gain (loss) on investments - net (b)                                         (87)              129
       Unrealized derivative losses on cash flow hedges - net (c)                              (23)                -
                                                                                         ---------          --------
     Comprehensive loss                                                                  $  (2,982)         $   (622)
                                                                                         =========          ========



     (a) The change in the foreign currency translation adjustment is not adjusted for income taxes as it relates to indefinite investments in non-United States subsidiaries.

     (b) Certain securities deemed available-for-sale by Nortel Networks are measured at fair value. Unrealized holding gains and losses related to these securities are excluded from net loss and are included in comprehensive loss until they are realized.

     (c) Includes $7 (pre-tax $11) of net derivative losses related to the adoption of SFAS 133. During the three months ended March 31, 2001, $5 of net derivative losses were reclassified to selling, general and administrative expense.

14.  CONTINGENCIES

     Subsequent to the February 15, 2001 announcement in which the Company provided revised guidance for financial performance for the 2001 fiscal year and the first quarter of 2001, the Company and certain of its then current officers and directors have been named as defendants in a number of purported class action lawsuits. These lawsuits, which have been filed in the United States, and in Ontario and Quebec, Canada, on behalf of shareholders who acquired the Company's securities as early as October 24, 2000 and as late as February 15, 2001, allege violations of United States federal and Canadian provincial securities laws. In addition, a class action lawsuit was filed in the United States District Court for the Southern District of New York on behalf of shareholders who acquired the securities of JDS Uniphase Corporation between January 18, 2001 and February 15, 2001, alleging violations of the same federal securities laws as the other lawsuits. On May 11, 2001, the Company filed motions to dismiss and/or stay in connection with the proceedings in Quebec primarily based on the factual allegations lacking substantial connection to Quebec and the inclusion of shareholders resident in Quebec in the class claimed in the Ontario lawsuit.

     On February 12, 2001, Nortel Networks Inc., an indirect subsidiary of the Company, was served with a consolidated amended class action complaint (the "Complaint") that purported to add the Company as a defendant to a lawsuit commenced in July 2000 against Entrust Technologies, Inc. ("Entrust Technologies") and three of its then current officers in the United States District Court of Texas, Marshall Division. The Complaint alleges that Entrust Technologies, certain then current officers of Entrust Technologies, and the Company violated the Securities Exchange Act of 1934 with respect to certain statements made by Entrust Technologies. The Company is alleged to be a controlling person of Entrust Technologies. On April 6, 2001, the Company filed a motion to dismiss the Complaint.

     On March 4, 1997, Bay Networks, Inc. ("Bay Networks"), a company acquired by Nortel Networks Limited on August 31, 1998, announced that shareholders had filed two separate lawsuits in the United States District Court for the Northern District of California (the "Federal Court") and the California Superior Court, County of Santa Clara (the "California Court") against Bay Networks and ten of Bay Networks' then current and former officers and directors, purportedly on behalf of a class of shareholders who purchased Bay Networks' common shares during the period of May 1, 1995 through October 14, 1996. On August 17, 2000, the Federal Court granted the defendants' motion to dismiss the case and on September 8, 2000, a notice of appeal was filed by the plaintiffs. In January 2001, the plaintiffs filed their opening brief in the United States Court of Appeal for the Ninth Circuit and the defendants filed their responsive brief in April 2001. The oral arguments for the appeal were heard on July 11, 2001 and the decision was reserved. On April 18, 1997, a second lawsuit was filed in the California Court, purportedly on behalf of a class of shareholders who acquired Bay Networks' common shares pursuant to the registration statement and prospectus that became effective on November 15, 1995. The two actions in the California Court were consolidated in April 1998; however, the California Court denied the plaintiffs' motion for class certification. In January 2000, the California Court of Appeal rejected the plaintiffs' appeal of the decision. A petition for review was filed with the California Supreme Court by the plaintiffs and was denied. New plaintiffs who allege to have been shareholders of Bay Networks during the relevant periods, filed a motion for intervention in the California Court on February 22, 2000, seeking to become the representatives of a class of shareholders. The motion was granted on June 8, 2001 and the new plaintiffs, on their own behalf and that of the three original plaintiffs, filed their consolidated complaint-in-intervention on an individual and purported class representative basis alleging misrepresentations made in connection with the purchase and sale of securities of Bay Networks in violation of California statutory and common law.

     Nortel Networks is also a defendant in various other suits, claims, proceedings and investigations which arise in the normal course of business.

     Nortel Networks is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact of the above matters and therefore cannot determine whether these actions, suits, claims, proceedings and investigations will, individually or collectively, have a material adverse effect on the business, results of operations and financial condition of Nortel Networks. Unless otherwise noted, Nortel Networks and any named directors and officers of Nortel Networks intend to vigorously defend these actions, suits, claims, proceedings and investigations.

15.  RECENTLY ISSUED PRONOUNCEMENTS

     In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of FASB Statement No. 125" ("SFAS 140"). SFAS 140 revises certain standards for accounting for securitization and other transfers of financial assets and collateral. In addition, SFAS No. 140 requires certain additional disclosures that were not previously required. The additional disclosure requirements were effective for financial statements for fiscal years ending after December 15, 2000 and were adopted for the year ended December 31, 2000. The revised accounting standards of SFAS 140 are effective for transactions occurring after March 31, 2001. The application of the revised accounting standards of SFAS 140 are not expected to have a material adverse effect on the business, results of operations and financial condition of Nortel Networks.

16.  SUBSEQUENT EVENTS

     (i) As described in note 4, on June 14, 2001, the Company's Board of Directors approved a plan to discontinue Nortel Networks access solutions operations. As part of the plan Nortel Networks will record a charge of approximately $2,600 (after tax) in the three months ended June 30, 2001 for the disposition or closure of the access solutions operations.

          Nortel Networks, as part of its review of financial results during the three months ended June 30, 2001, performed an assessment of the carrying values of intangible assets recorded in connection with its various acquisitions. The assessment was performed in light of the significant negative industry and economic trends impacting both Nortel Networks current operations and expected future growth rates, and the adjustment of technology valuations. The conclusion of that assessment was that the decline in market conditions within Nortel Networks industry was significant and other than temporary. As a result, Nortel Networks will record a write down of intangible assets of approximately $12,300 (after tax) in the three months ended June 30, 2001, based on the amount by which the carrying amount of these assets exceeds their fair value. The write down is primarily related to the goodwill associated with the acquisitions of Alteon, Xros, and Qtera within Network Infrastructure and the acquisition of the 980 NPLC Business within Photonics Components.

          During the three months ended June 30, 2001, the Company changed its method of accounting for evaluating impairment of enterprise level goodwill in accordance with Accounting Principles Board Opinion 17; "Intangible Assets". The Company changed from the undiscounted cash flows method to the market value method. This change had no effect on the business, results of operations and financial condition of Nortel Networks.

          Nortel Networks will also record a charge of approximately $830 (after tax) in the three months ended June 30, 2001, primarily associated with workforce reduction activities and the related closure of certain facilities.

     (ii) On April 9, 2001, the Company and ANTEC Corporation ("ANTEC"), announced an amendment to the agreement announced October 18, 2000 to realign their cable businesses to create a new company. Under the terms of the amended agreement, immediately prior to closing, Nortel Networks and ANTEC will contribute to Arris Interactive LLC ("Arris Interactive") all outstanding loans previously provided to Arris Interactive, of approximately $114 and $10 at December 31, 2000, respectively, and accrued interest to the date of closing. At closing, Nortel Networks will transfer to the new company its then existing membership interest in Arris Interactive in exchange for 37 million common shares of the new company. Nortel Networks will own approximately 49.3 percent of the new company and the ANTEC shareholders will own the remaining approximate 50.7 percent. Nortel Networks will also convert at closing approximately $90 of certain current payables and royalties due from, and advances made to, Arris Interactive into a new membership interest in Arris Interactive. Subject to the satisfaction of certain conditions, Nortel Networks will have the right to require Arris Interactive to redeem this new interest. The transaction is subject to customary regulatory approvals, the approval of ANTEC shareholders, the completion of ANTEC's new working capital financing arrangements, and the satisfaction of certain conditions relating to the new membership interest. The transaction is expected to close in the third quarter of 2001. As described in note 4, Nortel Networks current consolidated membership interest in Arris Interactive is included in discontinued operations.

17.  COMPARATIVE FIGURES

     Certain comparative figures in the accompanying unaudited Consolidated Financial Statements have been reclassified to conform with the current period's presentation.

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